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                                                                    EXHIBIT 11.1


                            MULTICOM PUBLISHING, INC.

                   COMPUTATION OF NET INCOME (LOSS) PER COMMON
                          AND COMMON EQUIVALENT SHARES

                                                          THREE MONTHS    THREE MONTHS    NINE MONTHS       NINE MONTHS
                                                             ENDED            ENDED          ENDED             ENDED
                                                           MARCH 31,        MARCH 31,      MARCH 31,         MARCH 31,
                                                              1997            1996            1997              1996
                                                         ---------------------------------------------------------------
                                                             (UNAUDITED)  (UNAUDITED)      (UNAUDITED)
Net income (loss)                                         $ (656,347)       $  71,990      $(4,315,525)     $(2,808,220)
                                                          ==========        =========      ===========      ===========

Applicable common shares:
       Average outstanding during the period               6,083,752        4,212,640        5,767,732        3,479,186
       Average mandatorily redeemable stock outstanding                       825,000                           825,000
       Outstanding stock options(1)                               --               --               --          840,983
       Common stock equivalents(1)                                --        2,160,860               --               --
                                                          ----------        ---------        ---------        ---------
Weighted average number of common shares                   6,083,752        7,198,500        5,767,732        5,145,169
                                                          ==========        =========        =========        =========

Net income (loss) per common share                        $    (0.11)       $    0.01        $   (0.75)       $   (0.55)
                                                          ==========        =========        =========        =========

(1) Based on the treasury stock method.